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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2004 relating to the consolidated financial statements which appears in Lattice Semiconductor Corporation's Annual Report on Form 10-K for the year ended January 3, 2004 (the "Form 10-K"). We also consent to the incorporation by reference of our report dated March 31, 2004 relating to the financial statement schedule, which appears in the Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Portland, Oregon
December 2, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM